EXHIBIT 10.32

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                      Originally Dated as of July 15, 1997
                  Amended and Restated as of February 11, 1998

                                      among

                                METALS USA, INC.

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent


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                                                     TABLE OF CONTENTS
SECTION                                                                                                                PAGE
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ARTICLE I:  DEFINITIONS...................................................................................................1
         1.1  Certain Defined Terms.......................................................................................1
         1.2  References.................................................................................................22
         1.3  Amendment and Restatement of Original Credit Agreement.....................................................22

ARTICLE II:  THE LOAN FACILITIES.........................................................................................23
         2.1   Loans.....................................................................................................23
         2.2   Rate Options for all Advances.............................................................................25
         2.3   Optional Payments; Mandatory Prepayments..................................................................25
                  (A)  Optional Payments.................................................................................25
                  (B)  Mandatory Prepayments.............................................................................25
         2.4   Reduction of Commitments..................................................................................25
         2.5   Method of Borrowing.......................................................................................26
         2.6   Method of Selecting Types and Interest Periods for Advances...............................................26
         2.7   Minimum Amount of Each Advance............................................................................26
         2.8   Method of Selecting Types and Interest Periods for Conversion and Continuation of
                  Advances...............................................................................................26
                  (A)  Right to Convert..................................................................................26
                  (B)  Automatic Conversion and Continuation.............................................................26
                  (C)  No Conversion Post-Default or Post-Unmatured Default..............................................27
                  (D)  Conversion/Continuation Notice....................................................................27
         2.9   Default Rate..............................................................................................27
         2.10  Method of Payment.........................................................................................27
         2.11  Revolving Notes, Telephonic Notices.......................................................................27
         2.12  Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee
                  Basis; Taxes; Loan and Control Accounts................................................................28
                  (A)  Promise to Pay....................................................................................28
                  (B)  Interest Payment Dates............................................................................28
                  (C)  Commitment Fees...................................................................................28
                  (D)  Interest and Fee Basis; Applicable Eurodollar Margin, Applicable Floating Rate
                           Margin and Applicable Commitment Fee Percentage...............................................28
                  (F)  Loan Account......................................................................................32
                  (G)  Control Account...................................................................................33
                  (H)  Entries Binding...................................................................................33

         2.13  Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment
                  Reductions.............................................................................................33
         2.14  Lending Installations.....................................................................................33
         2.15  Non-Receipt of Funds by the Agent.........................................................................33
         2.16  Termination Date..........................................................................................34
         2.17  Replacement of Certain Lenders............................................................................34
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ARTICLE III: THE LETTER OF CREDIT FACILITY...............................................................................35
         3.1  Obligation to Issue........................................................................................35
         3.2  Types and Amounts..........................................................................................35
         3.3  Conditions.................................................................................................35
         3.4  Procedure for Issuance of Letters of Credit................................................................36
         3.5  Letter of Credit Participation.............................................................................36
         3.6  Reimbursement Obligation...................................................................................37
         3.7  Letter of Credit Fees......................................................................................37
         3.8  Issuing Bank Reporting Requirements........................................................................37
         3.9  Indemnification; Exoneration...............................................................................38
         3.10  Cash Collateral...........................................................................................39

ARTICLE IV:  CHANGE IN CIRCUMSTANCES.....................................................................................39
         4.1  Yield Protection...........................................................................................39
         4.2  Changes in Capital Adequacy Regulations....................................................................40
         4.3  Availability of Types of Advances..........................................................................41
         4.4  Funding Indemnification....................................................................................41
         4.5  Lender Statements; Survival of Indemnity...................................................................41

ARTICLE V:  CONDITIONS PRECEDENT.........................................................................................42
         5.1  Initial Advances and Letters of Credit.....................................................................42
         5.2  Each Advance and Letter of Credit..........................................................................43

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES..............................................................................43
         6.1  Organization; Corporate Powers.............................................................................44
         6.2  Authority..................................................................................................44
         6.3  No Conflict; Governmental Consents.........................................................................44
         6.4  Financial Statements.......................................................................................45
         6.5  No Material Adverse Change.................................................................................46
         6.6  Taxes......................................................................................................46
                  (A)  Tax Examinations..................................................................................46
                  (B)  Payment of Taxes..................................................................................46
         6.7  Litigation; Loss Contingencies and Violations..............................................................46
         6.8  Subsidiaries...............................................................................................46
         6.9  ERISA......................................................................................................47
         6.10  Accuracy of Information...................................................................................48
         6.11  Securities Activities.....................................................................................48
         6.12  Material Agreements.......................................................................................48
         6.13  Compliance with Laws......................................................................................48
         6.14  Assets and Properties.....................................................................................48
         6.15  Statutory Indebtedness Restrictions.......................................................................49
         6.16  Insurance.................................................................................................49
         6.17  Labor Matters.............................................................................................49
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         6.18     Environmental Matters..................................................................................49
         6.19.    Benefits...............................................................................................50
         6.20.    Senior Subordinated Note Issuance......................................................................50

ARTICLE VII :  COVENANTS.................................................................................................50
         7.1  Reporting..................................................................................................50
                  (A)  Financial Reporting...............................................................................50
                  (B)  Notice of Default.................................................................................51
                  (C)  Lawsuits..........................................................................................52
                  (D)  ERISA Notices.....................................................................................52
                  (E)  Labor Matters.....................................................................................53
                  (F)  Other Indebtedness................................................................................53
                  (g)  Other Reports.....................................................................................54
                  (H)  Environmental Notices.............................................................................54
                  (I)  Other Information.................................................................................54

         7.2  Affirmative Covenants......................................................................................54
                  (A)  Corporate Existence, Etc..........................................................................54
                  (B)  Corporate Powers; Conduct of Business.............................................................54
                  (C)  Compliance with Laws, Etc.........................................................................54
                  (D)  Payment of Taxes and Claims; Tax Consolidation....................................................55
                  (E)  Insurance.........................................................................................55
                  (F)  Inspection of Property; Books and Records; Discussions............................................55
                  (G)  ERISA Compliance..................................................................................55
                  (H)  Maintenance of Property...........................................................................56
                  (I)  Environmental Compliance..........................................................................56
                  (J)  Use of Proceeds...................................................................................56
                  (K)  Addition of Guarantors; Addition of Pledged Capital Stock.........................................56
         7.3  Negative Covenants.........................................................................................57
                  (A)  Indebtedness......................................................................................57
                  (B)  Sales of Assets...................................................................................58
                  (C)  Liens.............................................................................................59
                  (D)  Investments.......................................................................................59
                  (E)  Non-Guarantor Subsidiaries or Non-Pledged Subsidiaries............................................60
                  (F)  Restricted Payments...............................................................................60
                  (G)  Conduct of Business; Subsidiaries; Acquisitions...................................................61
                  (H)  Transactions with Shareholders and Affiliates.....................................................63
                  (I)  Restriction on Fundamental Changes................................................................63
                  (J)  Sales and Leasebacks..............................................................................63
                  (K)  Margin Regulations................................................................................63
                  (L)  ERISA.............................................................................................63
                  (M)  Issuance of Equity Interests......................................................................64
                  (N)  Corporate Documents...............................................................................64
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                  (O)  Fiscal Year.......................................................................................64
                  (P)  Subsidiary Covenants..............................................................................64
                  (Q)  Hedging Obligations...............................................................................65
                  (R)  Other Indebtedness................................................................................65

         7.4  Financial Covenants........................................................................................65
                  (A)  Fixed Charge Coverage Ratio.......................................................................66
                  (B)  Total Debt to EBITDA Ratio........................................................................66
                  (C)  Minimum Consolidated Net Worth....................................................................66
                  (D)  Senior Debt to EBITDA Ratio.......................................................................66
                  (E)  Capital Expenditures..............................................................................67

ARTICLE VIII:  DEFAULTS..................................................................................................67
         8.1  Defaults...................................................................................................67

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS
         AND REMEDIES....................................................................................................70
         9.1  Termination of Commitments; Acceleration...................................................................70
         9.2  Defaulting Lender..........................................................................................70
         9.3  Amendments.................................................................................................71
         9.4  Preservation of Rights.....................................................................................72

ARTICLE X:  GENERAL PROVISIONS...........................................................................................73
         10.1  Survival of Representations...............................................................................73
         10.2  Governmental Regulation...................................................................................73
         10.3  Performance of Obligations................................................................................73
         10.4  Headings..................................................................................................73
         10.5  Entire Agreement..........................................................................................74
         10.6  Several Obligations; Benefits of this Agreement...........................................................74
         10.7  Expenses; Indemnification.................................................................................74
                  (A)  Expenses..........................................................................................74
                  (B)  Indemnity.........................................................................................74
                  (C)  Waiver of Certain Claims; Settlement of Claims....................................................75
                  (D)  Survival of Agreements............................................................................75
         10.8  Numbers of Documents......................................................................................76
         10.9  Accounting................................................................................................76
         10.10  Severability of Provisions...............................................................................76
         10.11  Nonliability of Lenders..................................................................................76
         10.12  GOVERNING LAW............................................................................................76
         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..................................................76
                  (A)  EXCLUSIVE JURISDICTION............................................................................76
                  (B)  OTHER JURISDICTIONS...............................................................................77
                  (C)  SERVICE OF PROCESS................................................................................77
                  (D)  WAIVER OF JURY TRIAL..............................................................................77
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                  (E)  WAIVER OF BOND....................................................................................77
                  (F)  ADVICE OF COUNSEL.................................................................................78

         10.14  No Strict Construction...................................................................................78
         10.15  Subordination of Intercompany Indebtedness...............................................................78
         10.16. Usury Not Intended.......................................................................................79
         10.17. Business Loans...........................................................................................80

ARTICLE XI:  THE AGENT...................................................................................................80
         11.1  Appointment; Nature of Relationship.......................................................................80
         11.2  Powers....................................................................................................80
         11.3  General Immunity..........................................................................................80
         11.4  No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc..................................81
         11.5  Action on Instructions of Lenders.........................................................................81
         11.6  Employment of Agents and Counsel..........................................................................81
         11.7  Reliance on Documents; Counsel............................................................................81
         11.8  The Agent's Reimbursement and Indemnification.............................................................81
         11.9  Rights as a Lender........................................................................................82
         11.10 Lender Credit Decision....................................................................................82
         11.11 Successor Agent...........................................................................................82
         11.12 Collateral Documents......................................................................................83

ARTICLE XII:  SETOFF; RATABLE PAYMENTS...................................................................................83
         12.1  Setoff....................................................................................................83
         12.2  Ratable Payments..........................................................................................84
         12.3  Application of Payments...................................................................................84
         12.4  Relations Among Lenders...................................................................................85

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................................85
         13.1  Successors and Assigns....................................................................................85
         13.2  Participations............................................................................................86
                  (A)  Permitted Participants; Effect....................................................................86
                  (B)  Voting Rights.....................................................................................86
                  (C)  Benefit of Setoff.................................................................................86
         13.3  Assignments...............................................................................................87
                  (A)  Permitted Assignments.............................................................................87
                  (B)  Effect; Effective Date............................................................................87
                  (C)  The Register......................................................................................88
         13.4  Confidentiality...........................................................................................88
         13.5  Dissemination of Information..............................................................................88

ARTICLE XIV:  NOTICES....................................................................................................88
         14.1  Giving Notice.............................................................................................88
         14.2  Change of Address.........................................................................................88

ARTICLE XV:  COUNTERPARTS................................................................................................89
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                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A          --       Form of Assignment Agreement
                            (Definitions, Sections 2.17 and 13.3)

EXHIBIT B          --       Commitments
                            (Definitions)

EXHIBIT C          --       Form of Revolving Note
                            (Definitions)

EXHIBIT D          --       Form of Swing Line Note
                            (Definitions)

EXHIBIT E          --       Form of Borrowing Notice (Section 2.6)

EXHIBIT F          --       Form of Request for Letter of Credit
                            (Section 3.3)

EXHIBIT G          --       Form of Borrower's Counsel's Opinion
                            (Section 5.1)

EXHIBIT H          --       Form of Officer's Certificate
                            (Sections 5.2 and 7.1(a)(iii))

EXHIBIT I          --       Form of Compliance Certificate
                            (Sections 5.2 and 7.1(a)(iii))

EXHIBIT J          --       Form of Guaranty Supplement
                            (Section 7.3(g)(ii))

                                       vi
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                                    SCHEDULES

Schedule 1.1.1    --       Founding Companies (Definitions)

Schedule 1.1.2    --       Initial Shareholders (Definitions)

Schedule 1.1.3    --       Permitted Existing Indebtedness (Definitions)

Schedule 1.1.4    --       Permitted Existing Investments (Definitions)

Schedule 1.1.5    --       Permitted Existing Liens (Definitions)

Schedule 6.8      --       Subsidiaries (Section 6.8)

Schedule 7.3      --       Subordination Terms (Section 7.3(a))

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                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

      This Amended and Restated Credit Agreement dated as of February 11, 1998 is entered into among Metals USA, Inc., a Delaware corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to SECTION 13.3, and The First National Bank of Chicago, in its capacity as contractual representative for itself and the other Lenders to amend and restate the "Original Credit Agreement" (as defined below) which is hereby amended and restated in its entirety. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

      1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

      As used in this Agreement:

      "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the Original Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

      "ACQUISITION DOCUMENTS" means all material documents, instruments and agreements entered into in connection with the Initial Acquisitions.

      "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Revolving Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

      "AFFECTED LENDER" is defined in SECTION 2.17 hereof.

      "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

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      "AGENT" means First Chicago in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE XI hereof and any successor Agent appointed pursuant to ARTICLE XI hereof.

      "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as amended from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Three Hundred Million and 00/100 Dollars
($300,000,000.00).

      "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

      "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4(a) hereof, PROVIDED, HOWEVER, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the Original Closing Date, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4(a) hereof; PROVIDED, FURTHER, HOWEVER, all PRO FORMA financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the Commission for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

      "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

      "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under SECTION 2.12(c)(i) hereof, determined in accordance with the provisions of SECTION 2.12(d)(ii) hereof.

      "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans, determined in accordance with the provisions of SECTION 2.12(d)(ii) hereof.

      "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans, determined in accordance with the provisions of SECTION 2.12(d)(ii) hereof.

      "APPLICABLE L/C FEE PERCENTAGE" means, with respect to any Letter of Credit and as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin in effect on such date.

      "ARRANGER" means First Chicago Capital Markets, Inc., in its capacity as the arranger for the loan transaction evidenced by this Agreement.

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                                      2
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      "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

      "ASSIGNMENT AGREEMENT" shall mean an assignment and acceptance agreement entered into in connection with an assignment pursuant to SECTION 13.3 hereof in substantially the form of EXHIBIT A.

      "AUTHORIZED OFFICER" means any of the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, acting singly.

      "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "BORROWER" means Metals USA, Inc., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

      "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

      "BORROWING NOTICE" is defined in SECTION 2.6 hereof.

      "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois.

      "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, including Capitalized Leases and Permitted Purchase Money Indebtedness) (other than in connection with Permitted Acquisitions) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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      "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group); (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; (v) corporate bonds, mortgage-backed securities and municipal bonds in each case of a domestic issuer rated at the date of acquisition not less than Aaa by Moody's Investor Services, Inc. or AAA by Standard & Poor's Ratings Group with maturities of no more than two (2) years from the date of acquisition; (vi) repurchase agreements secured by debt securities of the type described in part (i) above, the market value of which, including accrued interest, is not less than 100% of the amount of the repurchase agreement, with maturities of no more than two years from the date of acquisition, issued by or acquired from or through any Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus aggregating at least $100,000,000.00; and (vii) money market funds with respect to which not less than 90% of such funds are invested in the type of investments specified in clauses (i) through (v) above; PROVIDED, unless the context otherwise requires, that the maturities of such Cash Equivalents shall not exceed 365 days.

      "CHANGE" is defined in SECTION 4.2 hereof.

      "CHANGE OF CONTROL" means an event or series of events by which:

            (i) any "person" or "group" (as such terms are used in SECTIONS 13(d) and 14(d) of the Exchange Act), other than the Initial Shareholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the combined voting power of the Borrower's Capital Stock ordinarily having the right to vote at an election of directors;

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            (ii) during any period of 24 consecutive calendar months,
      individuals:

            (a) who were directors of the Borrower on the first day of such period, or

            (b) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower;

            (iii) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property;

            (iv) other than as a result of a transaction permitted under the terms of this Agreement, the Borrower shall cease to own, of record and beneficially, with sole voting and dispositive power, (a) 100% of the outstanding shares of Capital Stock of each of the Founding Companies, (b) 80% of the outstanding shares of Capital Stock of each of the other Guarantors or (c) shall cease to have the power, directly or indirectly, to elect a majority of the members of the board of directors of each of the Guarantors; or

            (v) a "Change of Control" (as defined in the Indenture) shall have occurred.

      "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

      "COLLATERAL" means any property owned by the Borrower or any of its Subsidiaries and pledged to the Agent to the Pledge Agreements to secure the Secured Obligations.

      "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

      "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on EXHIBIT B to this Agreement opposite its name thereon under the heading "Commitment" or on Schedule 1 of the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

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
      "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' equity for the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

      "CONSOLIDATED TANGIBLE ASSETS" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles.

      "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

      "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

      "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in each case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

      "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above.

      "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

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
      "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.8(d) hereof.

      "CORPORATE BASE RATE" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

      "CURE LOAN" is defined in SECTION 9.2(iii) hereof.

      "CUSTOMARY PERMITTED LIENS" means:

            (i) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

            (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

            (iii) Liens incurred or deposits made, in each case, in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) with respect to Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount which if paid at such time would result in the occurrence or existence of a Default;

            (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under SECTION 8.1(h) hereof; and

            (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

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
      "DEFAULT" means an event described in ARTICLE VIII hereof.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.

      "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

      "DOLLAR" and "$" means dollars in the lawful currency of the United
States.

      "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of:

             (i)  Net Income,

      PLUS  (ii)  Interest Expense,

      PLUS (iii)  charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income,

      PLUS  (iv)  depreciation expense, to the extent deducted in computing Net
                  Income,

      PLUS   (v)  amortization expense, including, without limitation,
                  amortization of goodwill, other intangible assets and Transaction Costs, to the extent deducted in computing Net
                  Income,

      PLUS  (vi)  other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles, to the extent deducted in computing Net Income,

      MINUS (vii) Net Extraordinary Gains,

      PLUS (viii) non-cash extraordinary losses (and any non-cash nonrecurring unusual losses arising in or outside of the ordinary course of business not included in extraordinary losses determined in accordance with Agreement Accounting Principles) but only to the extent such amounts were not utilized to offset gains in calculating Net Extraordinary Gains,

      PLUS   (ix) for the fiscal quarters ending September 30, 1997 through the fiscal quarter ending June 30, 1998, all non-cash compensation expenses of the Borrower associated with the issuance of the Borrower's common stock to management of the Borrower or the Founding Companies and consultants to the Borrower,

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
      PLUS    (x) for the fiscal quarters ending September 30, 1997 through the fiscal quarter ending June 30, 1998, the PRO FORMA adjustments which are consistent with the Commission's regulations and practices as of the Original Closing Date (whether or not applicable) to account for adjustments to historical EBITDA for the Founding Companies as described in the Initial Registration Statement,

      PLUS   (xi) for the fiscal quarters ending December 31, 1997 and
                  March 31, 1998, the $175,000 non-cash charge for recurring salary expenses of management reflected in Note 4 to the Borrower's unaudited pro forma combined financial statements contained in the Initial Registration Statement, and

      PLUS  (xii) any PRO FORMA adjustments which are consistent with the
                  Commission's regulations and practices as of the Original Closing Date (whether or not applicable) to account for adjustments to historical EBITDA for an acquired entity (other than the Founding Companies) and which are realizable as a result of negotiated and executed contractual arrangements.

As used herein "NET EXTRAORDINARY GAINS" shall mean the sum of, but only if positive, extraordinary gains (and any nonrecurring unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with Agreement Accounting Principles which have been included in the determination of Net Income) MINUS extraordinary losses (and any nonrecurring unusual losses arising in or outside of the ordinary course of business not included in extraordinary losses determined in accordance with Agreement Accounting Principles). EBITDA shall be calculated for any period by including the actual amount for the applicable period ending on such day, including the EBITDA attributable to Permitted Acquisitions occurring during such period on a PRO FORMA basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Borrower, broken down by fiscal quarter in the Borrower's reasonable judgment.

      "EFFECTIVE DATE" shall mean February 11, 1998.

      "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 ET SEQ., in each casE including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

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
      "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

      "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate determined by the Agent to be the arithmetic average of the respective rates at which deposits in Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amounts of the portions of the relevant Eurodollar Rate Loan of First Chicago, and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

      "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period PLUS the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

      "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

      "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

      "EXISTING LETTER OF CREDIT" means that certain letter of credit issued by NationsBank, N.A. for the benefit of Raffles Insurance Limited and expiring on May 20, 1998 with an amount available for drawing as of the Closing Date of $394,640.00 Notwithstanding anything else to the contrary set forth in this Agreement, for purposes of this Agreement (a) all payments to and from the Issuing Bank with respect to the Existing Letter of Credit shall be made to NationsBank of Texas, N.A. as a Lender hereunder and its shall be the responsibility of NationsBank of Texas, N.A. to settle the payment of such amounts with NationsBank, N.A. as the actual issuing bank with respect to such Existing Letter

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                                      10
of Credit and (b) all references herein to "Issuing Banks" as relates to the Existing Letter of Credit shall be to NationsBank of Texas, N.A. as the representative for NationsBank, N.A.

      "FAIR VALUE" means (a) with respect to the Capital Stock of the Borrower, the closing price for such Capital Stock on the trading date immediately preceding the date of the applicable acquisition agreement; PROVIDED, such amount may be discounted to the extent such discount is permitted by Agreement Accounting Principles and (b) with respect to other assets, the value of the relevant asset as of the date of acquisition or sale determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "FIRST CHICAGO" means The First National Bank of Chicago, in its individual capacity, and its successors.

      "FIXED CHARGE COVERAGE RATIO" is defined in SECTION 7.4(a) hereof.

      "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day PLUS the then Applicable Floating Rate Margin, changing and as the Alternate Base Rate or Applicable Floating Rate Margin changes.

      "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

      "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

      "FOUNDING COMPANIES" means each of the Persons listed on SCHEDULE 1.1.1 hereto.

      "GOVERNMENTAL ACTS" is defined in SECTION 3.9(a) hereof.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used

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                                      11
with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

      "GUARANTORS" means all of the Borrower's Subsidiaries (which shall include the Founding Companies) as of the Effective Date and any other New Subsidiaries which have satisfied the provisions of SECTION 7.3(g)(ii) hereof, and their respective successors and assigns.

      "GUARANTY" means that certain Subsidiary Guaranty dated as of February 11, 1998, executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended, modified, supplemented and/or restated (including to add new Guarantors), and as in effect from time to time.

      "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "INDEBTEDNESS" of any Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) reimbursement obligations with respect to letters of credit (other than commercial letters of credit) issued for the account of such Person, (g) Hedging Obligations, (h) Off Balance Sheet Liabilities and (i) Contingent Obligations in respect of obligations of another Person of the type described in the foregoing clauses (a) through (h). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

      "INDEMNIFIED MATTERS"  is defined in SECTION 10.7(b) hereof.

      "INDEMNITEES" is defined in SECTION 10.7(b) hereof.

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
      "INDENTURE" means that certain Indenture dated as of February 11, 1998 between the Borrower and U.S. Trust Company of California, N.A., as Trustee, as amended, supplemented or modified in accordance with SECTION 7.3(R) hereof.

      "INFORMATION MEMORANDUM" is defined in SECTION 6.4(a).

      "INITIAL ACQUISITIONS" means the acquisition by the Borrowers in separate merger transactions (the "MERGERS"), in exchange for cash and shares of its common stock, of the Founding Companies.

      "INITIAL REGISTRATION STATEMENT" means the Registration Statement on Form S-1 filed by the Borrower with the Commission on May 7, 1997, with respect to the initial public offerings of its common stock, $.01 par value, as filed on such date.

      "INITIAL SHAREHOLDERS" means the Persons set forth on SCHEDULE 1.1.2 hereto.

      "INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

      "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3), or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

      "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

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                                      13

      "ISSUING BANKS" means (a) NationsBank of Texas, N.A. as representative for NationsBank, N.A. with respect to the Existing Letter of Credit and (b) First Chicago and any other Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to SECTION 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Agent.

      "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

      "L/C INTEREST" shall have the meaning ascribed to such term in SECTION 3.5 hereof.

      "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

      "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

      "LETTER OF CREDIT" means (a) the Existing Letter of Credit and (b) the letters of credit issued by the Issuing Banks pursuant to SECTION 3.1 hereof.

      "LEVERAGE RATIO" is defined in SECTION 7.4(b) hereof.

      "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or security agreement or preferential arrangements of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1(a) hereof (individually a "REVOLVING LOAN" and collectively, the "REVOLVING LOANS"), and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to SECTION 2.1(b) hereof, and collectively all such Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

      "LOAN ACCOUNT" is defined in SECTION 2.12(f) hereof.

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                                      14

      "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Pledge Agreements, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

      "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation
U.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect or
(c) the ability of the Lenders or the Agent to enforce in any material respect their rights with respect to the Collateral.

      "MATERIAL SUBSIDIARY" means (a) any "Significant Subsidiary" as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange Act and
(b) any other Subsidiary of the Borrower which at any time comprises ten percent (10%) or more of the Borrower's Consolidated Tangible Assets.

      "MAXIMUM RATE" means the maximum nonusurious interest rate under applicable law. To the extent Texas law may apply to this Agreement, the maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Article 5069-1.04 of the Texas Revised Civil Statutes, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

      "MERGER(S)" is defined in the definition of Initial Acquisitions above.

      "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

      "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

      "NEW SUBSIDIARY" is defined in SECTION 7.3(g)(ii).

      "NON PRO RATA LOAN" is defined in SECTION 9.2 hereof.

      "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3(b) hereof.

      "NOTES" means the Revolving Notes and the Swing Line Note.

      "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Agent or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under

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
this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

      "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback Transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

      "OTHER TAXES" is defined in SECTION 2.12(e)(ii) hereof.

      "ORIGINAL CLOSING DATE" means July 15, 1997.

      "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of July 15, 1997 among the Borrower, the financial institutions parties thereto and the Agent.

      "PARTICIPANTS" is defined in SECTION 13.2(a) hereof.

      "PAYMENT DATE" means the last Business Day of each March, June, September and December.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PERMITTED ACQUISITION" is defined in SECTION 7.3(g)(iii) hereof.

      "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.3 to this Agreement.

      "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.4 to this Agreement.

      "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.5 to this Agreement.

      "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in SECTION 7.3(a)(ix) hereof.

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      "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness (other than the Senior Subordinated Notes) permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms (including, without limitation, terms relating to security, amortization, maturity, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

      "PERMITTED SUBORDINATED INDEBTEDNESS" is defined in SECTION 7.3(a)(iii) hereof.

      "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

      "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

      "PLEDGE AGREEMENTS" means (a) the Pledge Agreement dated as of February 11, 1998 executed by the Borrower in favor of the Agent and (b) any pledge agreement executed by any Subsidiary with respect to the Capital Stock of any other Subsidiary executed pursuant to the terms of SECTION 7.2(k), in each case, as amended, modified, supplemented and/or restated (including to add additional pledged Capital Stock of additional Subsidiaries.

      "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Commitments at such time; PROVIDED, HOWEVER, if the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's L/C Obligations and Revolving Loans, and in the case of the Swing Line Bank, Swing Line Loans by (y) the aggregate amount of all Revolving Loans, Swing Line Loans and L/C Obligations.

      "PUBLIC OFFERINGS" means the offerings by the Borrower (i) initially of 5,900,000 shares of its common stock, $.01 par value, pursuant to the Initial Registration Statement and (ii) of 10,000,000 shares of its common stock, $.01 par value, pursuant to the Registration Statement.

      "PUBLIC OFFERING DOCUMENTS" means the Initial Registration Statement, the Registration Statement, the Underwriting Agreements, and all other material instruments and agreements, if any, executed or obtained by the Borrower or any of its Subsidiaries pursuant to or in connection with the Public Offerings.

      "PURCHASERS" is defined in SECTION 13.3(a) hereof.

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      "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

      "REGISTER" is defined in SECTION 13.3(c) hereof.

      "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 filed by the Borrower with the Commission on November 14, 1997.

      "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

      "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

      "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

      "REIMBURSEMENT OBLIGATION" is defined in SECTION 3.6 hereof.

      "RELATED TRANSACTIONS" means the Initial Acquisitions, the Mergers and the Public Offerings.

      "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

      "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

      "REPLACEMENT LENDER" is defined in SECTION 2.17 hereof.

      "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, PROVIDED, HOWEVER, that a failure to meet the

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minimum funding standards of Section 412 of the Code and of Section 302 of ERISA
shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than fifty-one percent (51%); PROVIDED, HOWEVER, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by the Borrower, or any Swing Line Loan as requested by the Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED FURTHER, HOWEVER, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are equal to or greater than fifty-one percent (51%).

      "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

      "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

      "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Permitted Subordinated Indebtedness, and (iv) any payment of a claim for the rescission of the purchase or sale

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of, or for material damages arising from the purchase or sale of, any Permitted
Subordinated Indebtedness or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

      "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Commitment at such time exceeds the Revolving Credit Obligations at such time.

      "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Loans (including the Swing Line Loans) at such time, PLUS (ii) the L/C Obligations at such time.

      "REVOLVING LOAN" is defined in the definition of "Loans" above.

      "REVOLVING NOTE" means a promissory note, in substantially the form of EXHIBIT C hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

      "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 4.2 hereof.

      "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing to any Lender or any affiliate of any Lender under agreements with respect thereto entered into with any Lender or any affiliate of any Lender.

      "SENIOR SUBORDINATED NOTES" means those certain 8-5/8% Senior Subordinated Notes due February 15, 2008, issued by the Borrower in the aggregate principal amount of up to $300,000,000 pursuant to the Indenture, as amended, supplemented or modified in accordance with SECTION 7.3(R) hereof.

      "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "SWING LINE BANK" means First Chicago or any other Lender as a successor Swing Line Bank.

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      "SWING LINE COMMITMENT" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

      "SWING LINE LOAN" means (a) any Swing Line Loan made pursuant to the Original Credit Agreement and outstanding on the Effective Date and (b) a Loan made available to the Borrower by the Swing Line Bank pursuant to SECTION 2.1(b) hereof.

      "SWING LINE NOTE" means a promissory note, in substantially the form of EXHIBIT D hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

      "SYNDICATION PERIOD" is defined in SECTION 2.2 hereof.

      "TAXES" is defined in SECTION 2.12(e)(i) hereof.

      "TERMINATION DATE" means the earlier of (a) February 11, 2003 and (b) the date of termination of the Aggregate Commitment pursuant to SECTION 2.4 hereof or the Commitments pursuant to SECTION 9.1 hereof.

      "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the Termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

      "TOTAL DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, other than Hedging Obligations.

      "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents, the Public Offerings, the issuance of the Senior Subordinated Notes, and the consummation of the Initial Acquisitions and the Related Transactions.

      "TRANSACTION DOCUMENTS" means the Loan Documents, the Public Offering Documents, the Acquisition Documents, the Indenture, the other material documents executed in connection with the

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Senior Subordinated Notes, the Senior Subordinated Notes and the other material documents executed in connection with the Related Transactions.

      "TRANSFEREE" is defined in SECTION 13.5 hereof.

      "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

      "UNDERWRITING AGREEMENT" means that certain Underwriting Agreement from the Borrower confirmed and accepted by Alex. Brown & Sons Incorporated for itself and certain other underwriters in connection with each Public Offering.

      "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

      "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

      Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the Original Closing Date hereof.

      1.2 REFERENCES. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include each of the Founding Companies and their respective subsidiaries, together with the businesses acquired pursuant to the Initial Acquisitions; and
(ii) shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

      1.3 AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT AGREEMENT. The Borrower, the Lenders, the Agent, the Swing Line Bank and the Issuing Banks agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the Agent and all of the Lenders) of the conditions precedent set forth in SECTION 5.1, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or the indebtedness created thereunder. The Existing Letter of Credit shall continue as a Letter of Credit under (and shall be governed by the terms of) this Agreement. All "Swing Line Loans" made to the Borrower under the Original Credit Agreement which remain outstanding on the Effective Date shall constitute and shall continue as Swing Line Loans under (and shall be governed by the terms of) this Agreement. All other Loans

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made under the Original Credit Agreement shall be repaid on the Effective Date.
The commitments of each Lender that is a party to the Original Credit Agreement shall, on the Effective Date, automatically be deemed amended to constitute such Lender's Commitment hereunder.

ARTICLE II:  THE LOAN FACILITIES

      2.1 LOANS. (a) REVOLVING LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1 and 5.2, from and including the Effective Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time; PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Effective Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.8 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Loans. Each Advance under this SECTION 2.1(a) shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

            (b)  SWING LINE LOANS.

            (i) AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in SECTION 5.1 and 5.2, from and including the Effective Date and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Commitment; and PROVIDED, FURTHER, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, PLUS (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to SECTION 2.1(a) (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

            (ii) BORROWING NOTICE. The Borrower shall deliver to the Agent and the Swing Line Bank a Borrowing Notice, signed by it, not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which shall be a Business
      Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $250,000 and increments of $100,000 in excess thereof. The Agent shall promptly notify each Lender of such request.

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            (iii) MAKING OF SWING LINE LOANS. Promptly after receipt of the
      Borrowing Notice under SECTION 2.1(b)(ii) in respect of Swing Line Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to
      ARTICLE XIV. The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

            (iv) REPAYMENT OF SWING LINE LOANS. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount and increments of $100,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this SECTION 2.1(b)(iv), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to ARTICLE XIV. Revolving Loans made pursuant to this SECTION 2.1(b)(iv) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.8 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this SECTION 2.1(b)(iv) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Bank or any other Person, (B) the occurrence of continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this SECTION 2.1(b)(iv), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this SECTION 2.1(b)(iv), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest

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      thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

      2.2 RATE OPTIONS FOR ALL ADVANCES. The Revolving Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with SECTION 2.8. The Borrower may select, in accordance with SECTION 2.8, Rate Options and Interest Periods applicable to portions of the Revolving Loans; PROVIDED that there shall be no more than seven
(7) Interest Periods in effect with respect to all of the Revolving Loans at any time; and PROVIDED, FURTHER, HOWEVER, notwithstanding anything herein to the contrary, the Borrower may not select the Eurodollar Rate for any Loans without the Agent's consent during the period from the Effective Date through the earlier to occur of (i) the date that is 60 days after the Effective Date and
(ii) the date on which the Arranger notifies the Borrower that the primary syndication of the Loans and Commitments has been completed (the "SYNDICATION PERIOD"). The Swing Line Loans shall at all times be Floating Rate Loans.

      2.3  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

      (A) OPTIONAL PAYMENTS. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances; PROVIDED, that the Borrower may not so prepay Floating Rate Advances unless it shall have provided at least one Business Day's written notice to the Agent of such prepayment. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in SECTION 4.4, PROVIDED, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least two (2) Business Days' written notice to the Agent of such prepayment.

      (B) MANDATORY PREPAYMENTS. If at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. In addition, if Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability. All of the mandatory prepayments made under this SECTION 2.3(b) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

      2.4 REDUCTION OF COMMITMENTS. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 and integral multiples of $5,000,000 in excess of that amount (unless the Aggregate Commitment is reduced in whole), upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the

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
effective date of any partial or complete termination of the obligations of the Lenders to make Revolving Loans hereunder.

      2.5 METHOD OF BORROWING. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to ARTICLE XIV. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.6 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of EXHIBIT E hereto (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

      2.7 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance (other than an Advance to repay Swing Line Loans pursuant to SECTION 2.1(b)(iv) or a Reimbursement Obligation pursuant to SECTION 3.6) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

      (A) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of SECTION 2.2 and this SECTION 2.8, and, for any conversion of a Eurodollar Rate Advance other than at the end of an Interest Period, subject to payment of amounts payable under SECTION 4.4, to convert all or any part of a Revolving Loan of any Type into any other Type or Types of Loans.

      (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with

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
SECTION 2.8(d) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

      (C) NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8(a) or SECTION 2.8(b), no Revolving Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

      (D) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

      2.9 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations shall be equal to the Floating Rate PLUS two percent (2.0%) per annum and fees payable under SECTION
3.7 with respect to standby Letters of Credit shall be increased by two percent (2.0%) per annum.

      2.10 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest, fees and other amounts as it becomes due hereunder.

      2.11 REVOLVING NOTES, TELEPHONIC NOTICES. Each Lender is authorized to record the principal amount of each of its Revolving Loans and each repayment with respect to its Revolving Loans on the schedule attached to its respective Revolving Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under any such Revolving Note. The Borrower authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice

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
shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

      2.12 PROMISE TO PAY; INTEREST AND COMMITMENT FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

      (A) PROMISE TO PAY. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

      (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity; PROVIDED, HOWEVER, interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

      (C) COMMITMENT FEES. (i) The Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Effective Date until the date on which the Aggregate Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount by which (A) the Aggregate Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this CLAUSE (C) shall be payable quarterly in arrears on each Payment Date occurring after the Effective Date (with the first such payment being calculated for the period from the Effective Date and ending on such Payment Date), and, in addition, on the date on which the Aggregate Commitment shall be terminated in whole.

      (ii) The Borrower agrees to pay to the Agent for the sole account of the Agent and the Arranger (unless otherwise agreed between the Agent or the Arranger and any Lender) the fees set forth in the letter agreements between the Agent and the Borrower dated June 12, 1997 and January 8, 1998, payable at the times and in the amounts set forth therein.

      (D) INTEREST AND FEE BASIS; APPLICABLE EURODOLLAR MARGIN, APPLICABLE FLOATING RATE MARGIN AND APPLICABLE COMMITMENT FEE PERCENTAGE.

      (i) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next

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
succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      (ii) The Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this SECTION 2.12(d)(ii); PROVIDED, HOWEVER, for the period from the Effective Date until the Applicable Eurodollar Margins, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage are first adjusted pursuant to this CLAUSE (D), it shall be assumed that the Leverage Ratio is greater than 3.25 to 1.00 and less than or equal to 3.50 to 1.00; PROVIDED, FURTHER, HOWEVER,if utilizing the Leverage Ratio instead of the "Adjusted Leverage Ratio" (as defined below) would result in lowering the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage by more than one Level as set forth in the table below, then the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be the Level that is one Level lower than the Level determined using the Adjusted Leverage Ratio. For purposes hereof "Adjusted Leverage Ratio" shall mean the Leverage Ratio calculated utilizing EBITDA WITHOUT taking into account the adjustments set forth in clauses (x), and (xii) in the definition thereof.

                 Level I        Level II            Level III           Level IV            Level V             Level VI
                 -------        --------            ---------           --------            -------             --------
Leverage Ratio: less than or   greater than        greater than 2.75   greater than 3.00   greater than 3.25   greater than 3.50
                equal to       2.50 to 1.00 and    to 1.00 and         to 1.00 and         to 1.00 and         to 1.00 and
                2.50 to 1      less than or equal  less than or equal  less than or equal  less than or equal  less than or equal
                               to 2.75 to 1.00     to 3.00 to 1.00     to 3.25 to 1.00     to 3.50 to 1.00     to 3.75 to 1.00

Applicable
Commitment      0.20%          0.225%              0.25%               0.25%               0.30%               0.30%
Fee Percentage

Applicable
Eurodollar      0.625%         0.75%               0.875%              1.00%               1.125%              1.25%
Rate Margin
and Applicable
L/C Fee
Percentage

Applicable
Floating Rate
Margin          0%             0%                   0%                 0%                  0%                  0%
------------  ----------     -----------          ----------         -----------         ----------          --------

                           LEVEL VII
                           ---------
Leverage Ratio:           greater than 3.75
                          to 1.00

Applicable
Commitment                0.35%
Fee Percentage

Applicable
Eurodollar                1.375%
Rate Margin
and Applicable
L/C Fee
Percentage

Applicable
Floating Rate
Margin                    0%
                         --------

For purposes of this SECTION 2.12(d)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, EBITDA for the twelve-month period ending on such day calculated as set forth in the definition thereof. Upon receipt of the financial statements delivered pursuant to SECTIONS 7.1(a)(i) (subject to adjustment for upon receipt of the financial statements delivered pursuant to SECTION 7.1(a)(ii)), the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the compliance

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
certificate required to be delivered in connection therewith pursuant to SECTION 7.1(a)(iii); PROVIDED, that if the Borrower shall not have timely delivered its financial statements in accordance with SECTION 7.1(a)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 3.75 to 1.0.

      (E) TAXES.

            (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the Original Closing Date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent (other than due to a Lender's failure to comply with SECTION 2.12(e)(vii)), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.12(e)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the Original Closing Date, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitments or such Lender.

            (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise

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
      from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

            (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.12(e)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.12(e) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

            (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

            (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.12(e) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

            (vi) Without limiting the obligations of the Borrower under this
      SECTION 2.12(e), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Effective Date, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under
      Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such

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
      Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this SECTION 2.12(e)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 1999, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                  (a) that such Lender is capable of receiving payments of
            interest hereunder without deduction or withholding of United States of America federal income tax;

                  (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

                  (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

      Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

      (F) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

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
      (G) CONTROL ACCOUNT. The Register maintained by the Agent pursuant to
SECTION 13.3(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

      (H) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

      2.13 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Commitment Increase Notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.14 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.15 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

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
      2.16 TERMINATION DATE. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders in connection with this Agreement shall have been terminated (other than under agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral.

      2.17 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to SECTION 2.1(b)(iv), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrower under SECTIONS 2.12(e), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to SECTION 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked SECTION 10.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of SECTION 13.3(a) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with SECTION 13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the Commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.12(e), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.12(c) in the event of any replacement of any Affected Lender under CLAUSE (II) or CLAUSE (III) of this SECTION 2.17; PROVIDED that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.12(e), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 11.8. Upon the replacement of any Affected Lender pursuant to this SECTION 2.17, the provisions of SECTION 9.2 shall continue to apply with respect to Advances which

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are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

ARTICLE III: THE LETTER OF CREDIT FACILITY

      3.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this ARTICLE III, from time to time during the period, commencing on the Effective Date and ending on the Business Day prior to the Termination Date. On the Effective Date, each Existing Letter of Credit shall be treated for all purposes as a Letter of Credit originally issued under the terms of this Agreement.

      3.2 TYPES AND AMOUNTS. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

            (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $50,000,000; or

            (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

      3.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTIONS 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

            (i) the Borrower shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of EXHIBIT F hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be reasonably required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

            (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such

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      Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

If any provision in a letter of credit application delivered in connection with the foregoing is inconsistent with or more restrictive than a provision contained in this Agreement, the provisions contained in this Agreement shall control.

      3.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. (a) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTIONS 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in SECTION 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

      (b) The applicable Issuing Bank shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

      (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit was being requested and issued.

      3.5 LETTER OF CREDIT PARTICIPATION. Unless a Lender shall have notified the Issuing Bank, prior to its issuance of a Letter of Credit, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, (a) upon the Effective Date with respect to the Existing Letter of Credit and (b) immediately upon the issuance of each other Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this
SECTION 3.5 shall be unconditional, continuing, irrevocable and absolute; PROVIDED, HOWEVER, the obligation of each Lender shall not extend to payments made under a Letter of Credit resulting from the Issuing Bank's Gross Negligence or willful misconduct in honoring any L/C Draft. In the event that any Lender fails to make payment to the Agent of any amount due under this SECTION 3.5, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this

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sentence shall relieve such Lender of its obligation to reimburse the applicable
Issuing Bank for such amount in accordance with this SECTION 3.5.

      3.6 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 3.6, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

      3.7 LETTER OF CREDIT FEES. The Borrower agrees to pay (i) quarterly, in arrears, on each Payment Date to the Agent for the ratable benefit of the Lenders, except as set forth in SECTION 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) quarterly in arrears to the Agent for the sole account of the Issuing Banks, a fronting fee at such percentage rate per annum as shall be agreed between the Borrower and each such Issuing Bank on the aggregate average daily outstanding amount available for drawing under each such Issuing Bank's Letters of Credit, payable quarterly in arrears, and (iii) to the Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts. With respect to the Existing Letter of Credit, the provisions of this SECTION 3.7 shall supersede any existing fee agreements with respect to such Existing Letter of Credit.

      3.8 ISSUING BANK REPORTING REQUIREMENTS. In addition to the notices required by SECTION 3.4(c), each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Agent, each Issuing Bank shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing

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Bank is party and such other documentation as may reasonably be requested by the
Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.

      3.9 INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this ARTICLE III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

      (b) As among the Borrower, the Lenders, the Agent and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this SECTION 3.9.

      (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

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      (d) Without prejudice to the survival of any other agreement of the
Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

      3.10 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this SECTION 3.10 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).

ARTICLE IV:  CHANGE IN CIRCUMSTANCES

      4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the Original Closing Date and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the Original Closing Date), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

            (i) to the extent not otherwise covered pursuant to the provisions of SECTION 2.12(e), subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

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            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Commitment.

      4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the Original Closing Date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the Original Closing Date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Original Closing Date and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the Original Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital

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Standards," including transition rules, and any amendments to such regulations adopted prior to the Original Closing Date.

      4.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be converted to Floating Rate Loans until the circumstances giving rise to such suspension no longer exist.

      4.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Rate Advance is converted on a day other than the last day of the applicable Interest Period, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom (including loss of profit other than loss of profit represented by the Applicable Eurodollar Margin which would have been payable for such Interest Period), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with (a) any assignment by any Lender of any portion of the Loans made pursuant to SECTION 13.3 and made during the Syndication Period, and if, notwithstanding the provisions of SECTION 2.2, the Borrower has requested and the Agent has consented to the use of the Eurodollar Rate and (b) the reallocation of the Commitments on the Effective Date, the Borrower shall be deemed to have repaid all outstanding Eurodollar Rate Advances as of the effective date of such assignment or the Effective Date, as applicable, and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Rate Advance (chosen in accordance with the provisions of SECTION 2.2) and the indemnification provisions under this SECTION 4.4 shall apply.

      4.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.12(e) or to this ARTICLE IV shall use its reasonable efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive; PROVIDED, HOWEVER, that the failure to so notify the Borrower shall not affect the Borrower's obligations under this SECTION 4.5. Any demand for compensation pursuant to this ARTICLE IV shall be in writing and shall state the amount due, if any, under SECTION 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections

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in connection with a Eurodollar Rate Loan shall be calculated as though each
Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V:  CONDITIONS PRECEDENT

      5.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit or purchase any participations therein unless (i) such initial Loans are made not later than February 20, 1998; (ii) the Lenders shall be satisfied that the Borrower issued Senior Subordinated Notes in an aggregate principal amount of not less than $150,000,000; (iii) no law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to, (A) enjoin, prohibit or restrain the making of the initial Loans on the Effective Date or
(B) impose or result in the imposition of a Material Adverse Effect; (iv) there shall have occurred no material adverse change in the primary and secondary loan syndication markets or capital markets generally; and (v) the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the Lenders:

            (a) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its articles or certificate of incorporation (which copies for the Borrower shall be certified as of a recent date by the appropriate governmental officer in its respective jurisdiction of incorporation), its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

            (b) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of the Borrower and Guarantors authorized to sign the Loan Documents and, in the case of the Borrower, to request Loans and Letters of Credit hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

            (c) A certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer or treasurer of the Borrower, (i) stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing, (ii) setting forth the calculation of the Leverage Ratio as of December 31, 1997 but including in the calculation thereof the indebtedness evidenced by the Senior Subordinated Notes and
      (iii) certifying receipt of the net proceeds from the issuance of not less than $150,000,000 of Senior Subordinated Notes;

            (d) A written opinion of the Borrower's and Guarantors' general counsel and outside counsel, addressed to the Agent and the Lenders, in substantially the forms attached as EXHIBIT G hereto;

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            (e) Revolving Notes payable to the order of each of the applicable
                Lenders;

            (f) A Swing Line Note payable to the order of First Chicago;

            (g) Written money transfer instructions reasonably requested by the
                Agent, addressed to the Agent and signed by an Authorized
                Officer;

            (h)  The Guaranty executed by each of the Guarantors;

            (i) The Pledge Agreement executed by the Borrower in connection with which the Borrower shall have delivered stock certificates, stock powers and UCC-1 financing statements; and

            (j) Such other documents as the Agent or any Lender or its counsel may have reasonably requested.

      5.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance, issue any Letter of Credit or purchase any participation therein, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

            (i)  There exists no Default or Unmatured Default; and

            (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date (unless such representation and warranty expressly relates to an earlier date or is no longer true solely as a result of transactions permitted by this Agreement).

      Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(i) and (ii) have been satisfied. If any Lender has a reasonable basis for believing a Default or Unmatured Default may have occurred and is continuing or that the Borrower is not able to make one or more of the representations and warranties set forth in ARTICLE VI, such Lender may require a duly completed officer's certificate in substantially the form of EXHIBIT H hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT I hereto as a condition to making an Advance or the issuance of any Letter of Credit.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants as follows to each Lender and the Agent as of the Effective Date, giving effect to the Initial Acquisitions, the consummation of the Mergers, the consummation of the Public Offerings, the issuance of the Senior Subordinated Notes and the consummation of the other transactions contemplated by the Transaction Documents on the Effective Date, and thereafter on each date as required by SECTION 5.2:

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      6.1 ORGANIZATION; CORPORATE POWERS. The Borrower and each of its
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

      6.2  AUTHORITY.

      (A) The Borrower and each of its Subsidiaries has the requisite power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Initial Acquisitions, the Mergers, the Public Offerings and the Related Transactions or which have been executed by it as required by this Agreement on or prior to the Effective Date and (ii) to file the Transaction Documents which must be filed by it in connection with the Initial Acquisitions, the Mergers, the Public Offerings and the Related Transactions or which have been filed by it as required by this Agreement on or prior to the Effective Date with any Governmental Authority.

      (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its Subsidiaries in connection with the Initial Acquisitions, the Mergers, the Public Offerings and the Related Transactions or which have been executed or filed as required by this Agreement on or prior to the Effective Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

      (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions described in the Initial Registration Statement without the prior written consent of the Required Lenders, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and no unmatured default, default or breach of any material covenant by any such party exists thereunder.

      6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) with respect to the Transaction Documents other than the Loan Documents, to the Borrower's knowledge after diligent inquiry of all relevant

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Persons constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (v) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      6.4  FINANCIAL STATEMENTS.

      (A) The PRO FORMA financial statements of the Borrower and its Subsidiaries contained in the Registration Statement, present on a PRO FORMA basis the financial condition of the Borrower and such Subsidiaries as of the dates contained therein, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from consummation of the Initial Acquisitions, the Mergers, the Public Offerings and the Related Transactions and the other transactions contemplated by this Agreement, and the payment or accrual of all Transaction Costs payable with respect to any of the foregoing. The projections and assumptions contained under Tab 7 of the confidential information memorandum entitled "Metals USA $300,000,000 Senior Revolving Credit Facility" dated January 1998 and furnished on behalf of the Borrower to financial institutions invited to participate in the credit facility evidenced by this Agreement (the "INFORMATION MEMORANDUM") were prepared in good faith and on the basis of assumptions and information that the Borrower believed to be reasonable at the time so furnished.

      (B) The historical financial statements of the Borrower and each of the Founding Companies included in the Initial Registration Statement and in the Registration Statement, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as otherwise expressly noted therein), (ii) to the Borrower's knowledge, after diligent inquiry, fairly present the financial condition of each of the Borrower and the Founding Companies as of the dates thereof and the results of operations for the periods covered thereby; and

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(iii) show all material indebtedness and other liabilities, direct or contingent, of each of the Borrower and the Founding Companies as of the dates thereof.

      6.5 NO MATERIAL ADVERSE CHANGE. Since September 30, 1997, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

      6.6  TAXES.

      (A) TAX EXAMINATIONS. All material deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles.

      (B) PAYMENT OF TAXES. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles or for which the failure to file could not reasonably be expected to have a Material Adverse Effect. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

      6.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. There is no action, suit, proceeding, arbitration or (to the Borrower's knowledge after diligent inquiry) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge after diligent inquiry, threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower and its Subsidiaries prepared and delivered pursuant to SECTION 7.1(a) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

      6.8 SUBSIDIARIES. SCHEDULE 6.8 to this Agreement (i) contains a description as of the Closing Date (or as of the date of any supplement thereto) of the corporate structure of, the Borrower and

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its Subsidiaries and any other Person in which the Borrower or any of its
Subsidiaries holds an Equity Interest; and (ii) accurately sets forth as of the Effective Date (or as of the date of any supplement thereto) (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) for each Subsidiary of the Borrower which is not a wholly-owned Subsidiary, the authorized, issued and outstanding shares of each class of Capital Stock of such Subsidiaries and the owners of such shares (both as of the Effective Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. After the formation or acquisition of any New Subsidiary permitted under SECTION 7.3(g)(ii), if requested by the Agent, the Borrower shall provide a supplement to SCHEDULE 6.8 to this Agreement. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any redemption or repurchase agreement. The outstanding Capital Stock of the Borrower and each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. The Borrower has no Subsidiaries other (i) the Subsidiaries set forth on SCHEDULE 6.8 and (ii) any Subsidiaries acquired in connection with a Permitted Acquisition, in connection with which the Borrower shall have provided all of the documents, instruments and agreements as required by this Agreement.

      6.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and, if so requested, furnished to the Lenders, is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, in either event which could result in any material liability. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code, in either case involving any material amount, on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower or

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any Guarantor to material liability. Neither the Borrower nor any member of the
Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower to material liability. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower or any Guarantor to material liability. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. For purposes of this SECTION 6.9 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate for all such matters in excess of $10,000,000.

      6.10 ACCURACY OF INFORMATION. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Information Memorandum (other than the projections contained under Tab 7 thereof), the representations and warranties of the Borrower and its Subsidiaries contained in the Transaction Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

      6.11 SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      6.12 MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

      6.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      6.14 ASSETS AND PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by

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it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), except where the failure to have any such title will not have or could not reasonably be expected to have a Material Adverse Effect, and all such assets and property are free and clear of all Liens, except Liens permitted under SECTION 7.3(c). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of its assets in a manner that will have or could reasonably be expected to have a Material Adverse Effect.

      6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal, state or local statute, ordinance or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with Initial Acquisitions, the Mergers, the Public Offerings and the Related Transactions.

      6.16 INSURANCE. The Borrower's and its Subsidiaries' insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

      6.17 LABOR MATTERS. As of the Effective Date, to the Borrower's and its Subsidiaries' knowledge, there are no material labor disputes to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities.

      6.18 ENVIRONMENTAL MATTERS. (a)(i) The operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

            (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

            (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

            (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated

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      biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that in the case of any of the foregoing could be reasonably expected to result in any material claims or liabilities; and

            (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

      (b) For purposes of this SECTION 6.18 "material" means any noncompliance or basis for liability which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

      6.19. BENEFITS. Each of the Borrower and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Agent and the Lenders have stated and the Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, the Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

      6.20. SENIOR SUBORDINATED NOTE ISSUANCE. As of the Effective Date and immediately prior to the making of the initial Loans under this Agreement, the Borrower has issued the Senior Subordinated Notes in an aggregate original principal amount of not less than $150,000,000 and received the net proceeds thereof, and the subordination provisions of the Indenture are enforceable against the holders of the Senior Subordinated Notes.

ARTICLE VII :  COVENANTS

      The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

      7.1 REPORTING. The Borrower shall:

      (A)  FINANCIAL REPORTING. Furnish to the Lenders:

            (i) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each of the first three quarters in each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments. In addition, as soon as practicable, and in any event within forty-five

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      (45) days after the end of the fourth fiscal quarter in each fiscal year, such financial statements and information as shall be reasonably acceptable to the Agent as sufficient for the calculation of the Leverage Ratio as of the end of such fiscal quarter, certified by the chief financial officer of the Borrower.

            (ii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items listed in CLAUSE (A) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this CLAUSE (II) shall be accompanied by any management letter prepared by the above-referenced accountants.

            (iii) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (I)and (II) of this SECTION 7.1(a), an Officer's Certificate of the Borrower, substantially in the form of EXHIBIT H attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to CLAUSES (I) and (II) of this SECTION 7.1(a), a compliance certificate, substantially in the form of EXHIBIT I attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, setting forth calculations for the period then ended, which demonstrate compliance, when applicable, with the provisions of SECTION 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage.

            (iv) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. Not less frequently than once during each 12-month period following the Effective Date, a copy of the plan and forecast (including a projected balance sheet, income statement and statement of cash flow) of the Borrower and its Subsidiaries for the upcoming 12-month period prepared in such detail as shall be reasonably satisfactory to the Agent.

      (B) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
SECTION 8.1(e), deliver to the Agent and the Lenders a notice

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specifying (a) the nature and period of existence of any such claimed default,
Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

      (C) LAWSUITS. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which could reasonably be expected to have a Material Adverse Effect, give written notice thereof to the Agent and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (I) of this SECTION 7.1(c), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (I) above or disclosed in any filing with the Commission and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

      (D) ERISA NOTICES. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

            (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
      (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or any member of the Controlled Group to liability individually or in the aggregate in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

            (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which could result in material liability , a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

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            (iii) within ten (10) Business Days after the Borrower or any of its
      Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

            (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

            (v) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

            (vi) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

            (vii) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

            (viii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this SECTION 7.1(d), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

      (E) LABOR MATTERS. Notify the Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred under the Worker Adjustment and Retraining Notification Act with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

      (F) OTHER INDEBTEDNESS. Deliver to the Agent (i) a copy of each notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower or any of its Subsidiaries to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication regarding potential or actual defaults received by the Borrower or any of its Subsidiaries from the from the holders of funded Indebtedness pursuant

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to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower or any such Subsidiary.

      (G) OTHER REPORTS. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder (other than customary comment letters received in connection with registration statements or other routine communications between the Commission and the Borrower).

      (H) ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten
(10) days after receipt by the Borrower or any of its Subsidiaries, a copy of
(i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to have a Material Adverse Effect.

      (I) OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent or any Lender, prepare and deliver to the Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries or the Collateral as from time to time may be reasonably requested by the Agent or any Lender.

      7.2  AFFIRMATIVE COVENANTS.

      (A) CORPORATE EXISTENCE, ETC. Except for mergers permitted pursuant to
SECTION 7.3(i), the Borrower shall, and shall cause each of the Guarantors to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

      (B) CORPORATE POWERS; CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

      (C) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

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      (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 7.3(c)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (I) above or claims referred to in CLAUSE (II) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any other Person other than the consolidated return of the Borrower.

      (E) INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs reflecting coverage that is reasonably consistent with prudent industry practice.

      (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby or by the Initial Acquisitions (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; PROVIDED, that while no Default exists, all of the foregoing shall be at the expense of the Agent or Lenders, as applicable. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall turn over any such records to the Agent or its representatives.

      (G) ERISA COMPLIANCE. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where the failure to comply will not or could not reasonably be expected to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

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      (H) MAINTENANCE OF PROPERTY. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 7.2(h) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agent or the Lenders.

      (I) ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment or (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, which, in either case, has or is reasonably likely to have a Material Adverse Effect.

      (J) USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans to
(i) repay certain existing Indebtedness of the Founding Companies, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower and its Subsidiaries and (iii) fund Permitted Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to SECTION 7.3(g).

      (K) ADDITION OF GUARANTORS; ADDITION OF PLEDGED CAPITAL STOCK. The Borrower shall cause (i) each Subsidiary that is, at any time, a Material Subsidiary, and (ii) each other Subsidiary necessary for the Borrower to comply with the requirements set forth in SECTION 7.3(e), to deliver to the Agent an executed Guaranty Supplement to become a Guarantor under the Guaranty in the form of EXHIBIT J attached hereto and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Agent, such Guaranty Supplement and other documentation to be delivered to the Agent as promptly as possible but in any event within thirty (30) days of determination that a Subsidiary is a Material Subsidiary or otherwise needs to be added as a Guarantor. Simultaneously with any Subsidiary becoming a Guarantor, the Borrower shall (or, if the Capital Stock of such Subsidiary is owned by another Subsidiary, shall cause such other Subsidiary to) deliver to the Agent an executed supplement to the Pledge Agreement or a Pledge Agreement, together with appropriate corporate resolutions, opinions, stock certificates, UCC filings or amendments and other documentation, in each case in form and substance reasonably satisfactory to the Agent and the Agent shall be reasonably satisfied that it has a first priority perfected pledge of all of the Capital Stock of such Guarantor owned by the Borrower and its Subsidiaries.

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      7.3  NEGATIVE COVENANTS.

      (A) INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (i)  the Obligations;

            (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

            (iii) (A) the Indebtedness evidenced by the Senior Subordinated Notes and (B) other unsecured subordinated indebtedness incurred by the Borrower (including in connection with any Permitted Acquisition) that (x) does not have a stated maturity before the Termination Date in effect as of the date such indebtedness is incurred, (y) has terms that are no more restrictive than the terms of this Agreement and the other Loan Documents, and (z) is subordinated to the Obligations on terms at least as favorable to the Lenders as the terms set forth on SCHEDULE 7.3 attached hereto, with such changes thereto as may be agreed to by the Agent (such Indebtedness under clauses (A) and (B) being referred to herein collectively as "PERMITTED SUBORDINATED INDEBTEDNESS");

            (iv) Indebtedness in respect of obligations secured by Customary Permitted Liens;

            (v) Indebtedness constituting Contingent Obligations in respect of Indebtedness otherwise permitted hereunder;

            (vi) Indebtedness arising from intercompany loans from the Borrower to any Controlled Subsidiary or from any Subsidiary to the Borrower or any Controlled Subsidiary; PROVIDED that in each case such Indebtedness is subordinated upon terms satisfactory to the Agent to the obligations of the Borrower and its Subsidiaries with respect to the Obligations;

            (vii) guaranties by the Borrower of Indebtedness permitted to be incurred by any Subsidiary;

            (viii) Indebtedness in respect of Hedging Obligations permitted under SECTION 7.3(Q);

            (ix) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Original Closing Date (including, as a result of the assumption of any such Indebtedness in connection with a Permitted Acquisition) to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed in the aggregate at any time an amount equal to the sum of (a) $10,000,000 PLUS (b) an amount equal to 1.5% of consolidated revenues of the Borrower and its Subsidiaries for each

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      fiscal year, commencing with the fiscal year ending December 31, 1997, (5)
      any Lien securing such Indebtedness is permitted under SECTION 7.3(c) and
      (6) such Indebtedness is incurred in compliance with CLAUSE (XIV) below (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

            (x) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (xi) Indebtedness arising under the Guaranty;

            (xii) Indebtedness of a Subsidiary consisting of tax-advantaged industrial revenue bond, industrial development bond or other similar financings assumed in connection with (but not incurred in connection with or in anticipation of) a Permitted Acquisition;

            (xiii) other Indebtedness (other than working capital financing) existing at a New Subsidiary at the time of the Permitted Acquisition thereof (but not incurred in connection or in anticipation of such Permitted Acquisition) the outstanding principal balance of which does not exceed ten percent (10%) of the book value of the assets acquired as a result of such Permitted Acquisition and such Indebtedness is incurred in compliance with the provisions of CLAUSE (XIV) below; and

            (xiv) other Indebtedness in addition to that referred to elsewhere in this SECTION 7.3(a) incurred by the Borrower provided that (A) the aggregate amount of such other Indebtedness together with the aggregate amount of Permitted Purchase Money Indebtedness and Indebtedness incurred under CLAUSE (XIII) above shall not at any time exceed $50,000,000; (B) the aggregate amount of such other Indebtedness which is secured by a Lien permitted under the terms of this Agreement together with the aggregate amount of secured Permitted Purchase Money Indebtedness and secured Indebtedness incurred under CLAUSE (XIII) above shall not at any time exceed $25,000,000; and (C) no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom.

      (B) SALES OF ASSETS. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property (including the stock of any Subsidiary), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (i)  sales of inventory in the ordinary course of business;

            (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrower's or its Subsidiaries' business; and

            (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (including sales of stock of a Subsidiary) if such transaction (a) is for consideration consisting of at least 80% of cash, (b) is for not less than Fair Value, and (c) when combined with all such other transactions (each such transaction being valued at book value)
      (i) during

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      the immediately preceding twelve-month period, represents the disposition of not greater than ten percent (10.0%) of the Borrower's Consolidated Tangible Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Original Closing Date to the date of such proposed transaction, represents the disposition of not greater than twenty percent (20.0%) of the Borrower's Consolidated Tangible Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

      (C) LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

            (i)  Permitted Existing Liens;

            (ii)  Customary Permitted Liens;

            (iii) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; PROVIDED that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

            (iv) Liens securing Indebtedness assumed in connection with a Permitted Acquisition and permitted pursuant to CLAUSE (XII) or CLAUSE
      (XIII) of SECTION 7.3(a); PROVIDED that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or directly financed in connection with such Indebtedness;

            (v)  Liens securing the Obligations or Secured Obligations; and

            (vi) Liens (other than on the stock of any Subsidiaries) securing other obligations not exceeding $25,000,000 in the aggregate at any time outstanding.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and Lenders, as collateral for the Obligations; PROVIDED that any agreement, note, indenture or other instrument in connection with Liens permitted pursuant to CLAUSES (I),
(III) and (IV) above may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Lenders on the items of property subject to such Lien.

      (D) INVESTMENTS. Except to the extent permitted pursuant to PARAGRAPH (G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

            (i)  Investments in Cash Equivalents;

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            (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Original Closing Date;

            (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (iv) Investments consisting of deposit accounts maintained by the Borrower or its Subsidiaries in the ordinary course of business in connection with its cash management system;

            (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by SECTION 7.3(b);

            (vi) Investments consisting of intercompany loans from any Subsidiary to the Borrower or any other Subsidiary permitted by SECTION 7.3(a)(vi);

            (vii) Investments in any Controlled Subsidiary of the Borrower;

            (viii) Investments constituting Permitted Acquisitions; and

            (ix) Investments in addition to those referred to elsewhere in this
      SECTION 7.3(d) in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;

PROVIDED, HOWEVER, that the Investments described in CLAUSES (V), (VIII) and
(IX) above shall not be permitted if either a Default or Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

      (E) NON-GUARANTOR SUBSIDIARIES OR NON-PLEDGED SUBSIDIARIES. The Borrower shall not permit the total assets of the Subsidiaries which are not Guarantors or the Capital Stock of which is not pledged (excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles) to be equal to or greater than ten percent (10%) of Consolidated Tangible Assets.

      (F) RESTRICTED PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except:

            (i) the defeasance, redemption, repurchase or prepayment of any Permitted Subordinated Indebtedness (other than the Senior Subordinated Notes) with the net cash proceeds of Permitted Refinancing Indebtedness;

            (ii) the defeasance, redemption, repurchase or prepayment of any Permitted Subordinated Indebtedness (other than the Senior Subordinated Notes) PROVIDED the aggregate amount so defeased, redeemed, repurchased or prepaid after the Original Closing Date shall not exceed an amount equal to ten percent (10%) of the Aggregate Commitment;

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            (iii) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests held by departing officers, directors and employees; PROVIDED, that the aggregate purchase price of all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in the aggregate since the Original Closing Date or such larger amount as may be agreed to by the Required Lenders; and

            (iv) where the consideration therefor consists solely of Equity Interests (but excluding Disqualified Stock) of the Borrower or its Subsidiaries provided no Change of Control would occur as a result thereof;

PROVIDED, HOWEVER, that the Restricted Payments described in CLAUSES(I), (II) and (III) above shall not be permitted if either a Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

      (G) CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the Original Closing Date and any business or activities which are substantially similar, related or incidental thereto.

            (ii) The Borrower may create, acquire and/or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; PROVIDED that upon the creation or acquisition of each New Subsidiary, the Borrower shall cause each New Subsidiary that is a Material Subsidiary to promptly deliver to the Agent an executed counterpart of a Guaranty Supplemental to become a Guarantor under the Guaranty in the form of EXHIBIT J attached hereto and appropriate corporate resolutions, opinions and other documentation in form and substance satisfactory to the Agent, and all New Subsidiaries that are Material Subsidiaries shall be Controlled Subsidiaries.

            (iii) The Borrower shall not make any Acquisitions, other than the Initial Acquisitions and other Acquisitions meeting the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

            (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

            (b) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of at least ninety percent (90%) of the Equity Interests of such entity;

            (c) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the Original Date;

            (d) the Indebtedness incurred by the Borrower to the Seller as part of the consideration therefor (other than Indebtedness assumed in connection therewith and

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      permitted pursuant to CLAUSES (IX), (XII) or (XIII) of SECTION 7.3(a))
      shall be Permitted Subordinated Indebtedness under SECTION 7.3(a);

            (e) prior to each such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the Authorized Officers, (1) calculating the purchase price and EBITDA for purposes of CLAUSE (H) below; and (2) certifying that after giving effect to such Acquisition and the incurrence of any Indebtedness hereunder and permitted by SECTION 7.3(a) in connection therewith, on a PRO FORMA basis, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, the financial covenants set forth in
      SECTION 7.4;

            (f) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

            (g) after giving effect to such Acquisition, the representations and warranties set forth in ARTICLE VI hereof shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date; and

            (h) the written consent of the Required Lenders shall have been obtained in connection with any Acquisition if (1) the aggregate, without duplication, of (a) the cash portion of the purchase price, PLUS (b) the difference (if positive) of (i) Indebtedness incurred or assumed in connection with such Acquisition MINUS (ii) cash acquired in such Acquisition is greater than $35,000,000 or (2) the aggregate purchase price (including, without limitation or duplication, cash, stock, Indebtedness assumed (net of any cash acquired), and transaction related contractual payments, including amounts payable under non-compete, consulting or similar agreements)(valuing all non-cash consideration at Fair Value) is equal to or greater than (a) $10,000,000 and (b) eight (8) times the EBITDA of the target entity for the last 12- month period preceding such Acquisition for which financial statements are available.

With respect to any Acquisition where the target entity's assets are equal to or greater than five percent (5.0%) of the Borrower's and its Subsidiaries' consolidated assets, the Borrower shall (a) have obtained (and shall have based the calculations set forth above on) historical audited financial statements for the target and/or reviewed unaudited financial statements for the target for a period of not less than two years, obtained from the seller or provided by independent certified public accountants retained for the purposes of such Acquisition, broken down by fiscal quarter in the Borrower's reasonable judgment, copies of which shall be provided to the Agent and the Lenders and (b) at the request of the Required Lenders (such request not to be made more frequently than once in any fiscal quarter) provide such financial information as shall be reasonably acceptable to the Agent and the Required Lenders demonstrating the Borrower's PRO FORMA compliance with the covenants after taking into account such Acquisition and the incurrence of any Indebtedness in connection therewith.

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      (H) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Neither the Borrower
nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for Restricted Payments permitted by SECTION 7.3(f).

      (I) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under SECTIONS 7.3(b) or 7.3(g) (ii) the merger of a Subsidiary of the Borrower into a Person acquired in connection with a Permitted Acquisition; (iii) the merger of a wholly-owned Subsidiary of the Borrower with and into the Borrower; and (iv) the merger of a Subsidiary of the Borrower with another Subsidiary of the Borrower; PROVIDED, HOWEVER, (i) with respect to any such permitted mergers involving any Guarantor, the surviving corporation in the merger shall also be or become a Guarantor; and (ii) after the consummation of any such transaction, the Borrower shall be in compliance with the provisions of SECTIONS 7.2(k) and 7.3(e).

      (J) SALES AND LEASEBACKS. Other than the lease transactions disclosed in the Registration Statement, neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless (i) the sale involved is not prohibited under SECTION 7.3(b), (ii) the lease does not involve Indebtedness prohibited under SECTION 7.3(a) and (iii) the aggregate amount of all obligations incurred by the Borrower and its Subsidiaries in connection therewith does not exceed $10,000,000 outstanding at any time.

      (K) MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

      (L)  ERISA.  The Borrower shall not

             (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

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            (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

            (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

            (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

            (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code, except where such transactions, events, circumstances, or failures will not have or is not reasonably likely to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

      (M) ISSUANCE OF EQUITY INTERESTS. The Borrower shall not issue any Equity Interests if as a result of such issuance a Change of Control shall occur. None of the Borrower's Subsidiaries shall issue any Equity Interests other than to the Borrower.

      (N) CORPORATE DOCUMENTS. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the Effective Date hereof in any manner adverse in any material respect to the interests of the Lenders, without the prior written consent of the Required Lenders.

      (O) FISCAL YEAR. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

      (P) SUBSIDIARY COVENANTS. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or

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any other Subsidiary, make loans or advances or other Investments in the
Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

      (Q) HEDGING OBLIGATIONS. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower or a Subsidiary pursuant to which the Borrower or such Subsidiary has hedged its actual interest rate, foreign currency or commodity exposure.

      (R) OTHER INDEBTEDNESS. The Borrower shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), the Senior Subordinated Notes, the Indenture or any other document, agreement or instrument evidencing the Senior Subordinated Notes (or any replacements, substitutions or renewals thereof) or pursuant to which the Senior Subordinated Notes are issued, or make any payment required as a result of such an amendment, modification or supplement, where such amendment, modification or supplement provides for the following or which has any of the following effects:

            (i) increases the overall principal amount of the Senior Subordinated Notes or increases the amount of any single scheduled installment of principal or interest;

            (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

            (iii) shortens the final maturity date of the Senior Subordinated Notes or otherwise accelerates the amortization schedule with respect thereto;

            (iv) increases the rate of interest accruing on the Senior Subordinated Notes;

            (v) provides for the payment of additional fees or increases existing fees;

            (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or a Subsidiary of the Borrower from taking certain actions) in a manner which is more onerous or more restrictive to the Borrower (or any Subsidiary of the Borrower) or which is otherwise materially adverse to the Borrower and/or the Lenders or, in the case of adding covenants, which places additional restrictions on the Borrower (or a Subsidiary of the Borrower) or which requires the Borrower or any such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance from that set forth in the existing financial covenants; or

            (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower and/or the Lenders.

      7.4  FINANCIAL COVENANTS.  The Borrower shall comply with the following:

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      (A) FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a ratio
("FIXED CHARGE COVERAGE RATIO") of (i) the sum of (a) EBITDA, MINUS (b) depreciation expense, to the extent included in the calculation of EBITDA, PLUS
(c) Rentals of the Borrower and its consolidated Subsidiaries to (ii) the sum of
(a) Interest Expense, PLUS (b) Rentals PLUS (c) scheduled amortization of the principal portion of any Indebtedness, in each case for the Borrower and its consolidated Subsidiaries of at least 2.50 to 1.00 for each fiscal quarter commencing with the fiscal quarter ending March 31, 1998 and each fiscal quarter thereafter. In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day. For purposes of the calculation of Rentals, Interest Expense and amortization of Indebtedness for any period under this SECTION 7.4(a), such amounts shall be calculated for any such period by including the actual amount for the applicable period ending on such day, including the Rentals, Interest Expense and amortization of assumed Indebtedness attributable to Permitted Acquisitions occurring during such period on an actual basis for assumed Indebtedness and on a PRO FORMA basis for Rentals and Interest Expense for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Borrower, broken down by fiscal quarter in the Borrower's reasonable judgment, utilizing, without duplication, (A) for the Founding Companies, the PRO FORMA adjustments which are consistent with the Commission's regulations and practices as of the Original Closing Date (whether or not applicable) to account for adjustments to historical Rentals and Interest Expense for the Founding Companies as described in the Initial Registration Statement and (B) any PRO FORMA adjustments which are consistent with the Commission's regulations and practices as of the Original Closing Date (whether or not applicable) to account for adjustments to historical Rentals or Interest Expense for an acquired entity (other than the Founding Companies).

      (B) TOTAL DEBT TO EBITDA RATIO. The Borrower shall not at any time permit the ratio (the "LEVERAGE RATIO") of (i) Total Debt of the Borrower and its consolidated Subsidiaries to (ii) EBITDA of the Borrower and its consolidated Subsidiaries, to be greater than 4.00 to 1.00. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 1998 and each fiscal quarter thereafter) based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, EBITDA for the twelve-month period ending on such day, calculated as set forth in the definition thereof.

      (C) MINIMUM CONSOLIDATED NET WORTH. The Borrower shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $160,000,000 PLUS (b) fifty percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending after September 30, 1997, PLUS (c) seventy-five percent (75%) of the adjustment to stockholder's equity made in connection with the issuance of any Capital Stock.

      (D) SENIOR DEBT TO EBITDA RATIO. The Borrower shall not at any time permit the ratio of (i) Total Debt of the Borrower and its Consolidated Subsidiaries MINUS Permitted Subordinated

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Indebtedness of the Borrower to (ii) EBITDA of the Borrower and its Consolidated
Subsidiaries, to be greater than 2.75 to 1.00. Such ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 1998 and each fiscal quarter thereafter) based upon (a) for Total Debt and Permitted Subordinated Indebtedness, Total Debt and Permitted Subordinated Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDA, EBITDA for the twelve-month period ending on such day, calculated as set forth in the definition thereof.

      (E) CAPITAL EXPENDITURES. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Capital Expenditures in the acquisition of fixed assets, during any period of four fiscal quarters, on a non-cumulative basis except as provided herein, in the aggregate for the Borrower and its Subsidiaries, in excess of three percent (3%) of consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters.

ARTICLE VIII:  DEFAULTS

      8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

      (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

      (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

            (i) SECTION 7.1(i) or 7.2(b) and such failure shall continue unremedied for fifteen (15) days;

            (ii) SECTIONS 7.1(a), 7.2(c), 7.2(d), 7.2(e), 7.2(g) and including
      7.2(i) and such failure shall continue unremedied for five (5) Business Days; or

            (iii) SECTIONS 7.1(b),7.2(a), 7.2(f), 7.2(j), 7.3 or 7.4.

      (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower to the Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any written statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

      (d) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (A), (B) or (C) of this SECTION 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with

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any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

      (e) DEFAULT AS TO OTHER INDEBTEDNESS. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to the Senior Subordinated Notes or any other Indebtedness the outstanding principal amount of which Indebtedness is in excess of $10,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement, the Indenture or any other indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

      (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

            (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

      (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

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      (h) JUDGMENTS AND ATTACHMENTS. Any money judgment(s), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

      (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

      (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder or the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) any Lien on the Capital Stock of any Material Subsidiary shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents.

      (k) TERMINATION EVENT. Any Termination Event occurs which is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

      (l) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability individually or in the aggregate in excess of $1,000,000.

      (m) CHANGE OF CONTROL. A Change of Control shall occur.

      (n) HEDGING AGREEMENTS. Nonpayment by the Borrower or any Subsidiary of any obligation under any contract with respect to Hedging Obligations entered into by the Borrower or such Subsidiary with any Lender (or Affiliate thereof) or the breach by the Borrower or Subsidiary of any other term, provision or condition contained in any agreement and such nonpayment or breach shall continue for ten (10) days after the occurrence thereof.

      (o) GUARANTOR DEFAULT OR REVOCATION. Any Guaranty shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Subsidiary to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

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      (p) FAILURE OF SUBORDINATION. The subordination provisions of the documents and instruments evidencing the Senior Subordinated Notes or any other Permitted Subordinated Indebtedness in an individual or aggregate principal amount outstanding in excess of $10,000,000 shall, at any time, be invalidated or otherwise cease to be in full force and effect.

      A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.3.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS
AND REMEDIES

      9.1 TERMINATION OF COMMITMENTS; ACCELERATION. If any Default described in
SECTION 8.1(f) or 8.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon, after written notice to the Borrower, the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower expressly waives.

      9.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

            (i) the foregoing provisions of this SECTION 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.8;

            (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

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            (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

            (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

            (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; and

            (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with SECTION 9.2(ii),
      (A) such Lender shall not be entitled to any commitment fees with respect to its Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, PLUS (II) the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS (III) the aggregate participation interests of such performing Lenders arising pursuant to SECTION 3.5 with respect to undrawn and outstanding Letters of Credit.

      9.3 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%) permit the ratio of (i) Total Debt of the Borrower and its Consolidated Subsidiaries MINUS Permitted Subordinated Indebtedness of the Borrower to (ii) EBITDA of the Borrower and its Consolidated Subsidiaries, to be greater than 3.25 to 1.00;

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PROVIDED, FURTHER, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

            (i) Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to SECTION 2.9 hereof);

            (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon;

            (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters;

            (iv) Increase the amount of the Commitment of any Lender hereunder;

            (v) Permit the Borrower to assign its rights under this Agreement;

            (vi)  Amend this SECTION 9.3;

            (vii) Other than in connection with a transaction permitted under the terms of the Agreement release any guarantor of the Obligations;

            (viii) Other than in connection with a transaction permitted under the terms of the Agreement, release all or substantially all of the Collateral; or

            (ix) Amend the terms of SECTION 12.2.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) Letters of Credit shall be effective without the written consent of the Issuing Banks. The Agent may waive payment of the fee required under SECTION 13.3(b) without obtaining the consent of any of the Lenders.

      9.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.3, and then only to the extent in such writing

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specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X:  GENERAL PROVISIONS

      10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

      10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      10.3 PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default, make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral or enhance the likelihood of repayment of the Obligations. The Agent shall use its reasonable efforts to give the Borrower and the Lenders notice of any action taken under this SECTION 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's or Lenders' obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this SECTION 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this SECTION 10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this SECTION 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this SECTION 10.3 shall constitute Obligations for purposes hereof.

      10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

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      10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

      10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      10.7  EXPENSES; INDEMNIFICATION.

      (A) EXPENSES. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents at a time when a Default exists in an amount equal to the Agent's then reasonable and customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this
SECTION 10.7(a).

      (B) INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

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            (i) this Agreement, the other Loan Documents or any of the
      Transaction Documents, or any act, event or transaction related or attendant thereto or to the Initial Acquisitions, any Permitted Acquisition, the Mergers, the Public Offerings or the Related Transactions, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

            (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from (y) a dispute among the Lenders or a dispute between any Lender and the Agent, or (z) the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

      (C) WAIVER OF CERTAIN CLAIMS; SETTLEMENT OF CLAIMS. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents or in connection with the Initial Acquisitions, any Permitted Acquisition, the Mergers, the Public Offerings or Related Transactions (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

      (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

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      10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      10.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

      10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      10.11 NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      10.12 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

      10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

      (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

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      (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, ANY LENDER OR
ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b).

      (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

      (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (E) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL ENFORCE

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ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE
BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

      (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13, WITH ITS COUNSEL.

      10.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      10.15 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower agrees that any and all claims of the Borrower against any Guarantor, any endorser or any other guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, pursuant to the any intercompany Indebtedness permitted under SECTION 7.3(a)(vi), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights, if any, of the Lenders and the Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agent and the Lenders have been terminated. If, during the continuance of a Default, all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower, including, without limitation, pursuant to the any intercompany Indebtedness permitted under SECTION 7.3(a)(vi) ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations shall have first been paid in full in cash and satisfied; PROVIDED, HOWEVER, ordinary course payments or distributions made by any Guarantor to the Borrower shall be required to be paid or delivered to the Agent only upon the Agent's request. The Borrower irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of the Borrower or otherwise, as the Agent may deem necessary or advisable for the enforcement of this SECTION 10.15. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements

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made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness during the continuance of a Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agent and the Lenders, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agent and the Lenders and shall forthwith deliver the same to the Agent, for the benefit of the Agent and the Lenders, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Agent and the Lenders; PROVIDED, HOWEVER, ordinary course payments or distributions made by any Guarantor to the Borrower shall be required to be paid or delivered to the Agent only upon the Agent's request. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agent and the Lenders have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against any Guarantor.

      10.16.USURY NOT INTENDED. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas and the United States of America from time-to-time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or

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reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

      10.17.BUSINESS LOANS. The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

ARTICLE XI:  THE AGENT

      11.1 APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent (for so long as the Agent remains in such capacity under this Agreement) to act as the contractual representative of such Lender with only the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

      11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

      11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

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      11.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS,
ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

      11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or any other percentage of Lenders specified to be the applicable percentage in this Agreement or any other Loan Document to act on specified matters), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      11.8 THE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments,

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suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

      11.9 RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

      11.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      11.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

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      11.12 COLLATERAL DOCUMENTS. (a) Each Lender authorizes the Agent to enter into the Pledge Agreements and each of the other Collateral documents contemplated thereby (collectively, the "Collateral Documents") to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

      (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

      (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to (y) release any Lien granted to or held by the Agent upon any Collateral and/or (z) release any Guarantor from its obligations under the Guaranty (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) in connection with any transaction permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) in connection with any transaction approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.12(c).

      (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, or consummation of any transaction involving the sale of all or substantially all of the assets of a Guarantor and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred or evidence the release of the applicable Guarantor from its obligations under the Guaranty; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations any other Guarantor's obligations under the Guaranty or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

      12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the

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Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      12.3 APPLICATION OF PAYMENTS. Subject to the provisions of SECTION 9.2,
(i) prior to the occurrence of a Default, the Agent shall apply all payments and prepayments in respect of the Obligations in such order as shall be specified by the Borrower and (ii) after the occurrence of a Default, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this SECTION 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

            (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

            (B) second, to pay interest on and then principal of any advance made under SECTION 10.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

            (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

            (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            (E) fifth, to pay interest due in respect of Swing Line Loans;

            (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

            (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

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            (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations in such order as the Agent may determine in its sole discretion;

            (I) ninth, to provide required cash collateral, if required pursuant to SECTION 3.10 and

            (J) tenth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied FIRST, to repay outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in CLAUSE (II) of this SECTION 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Swing Line Bank, and the Issuing Banks as among themselves. The order of priority set forth in CLAUSES (D) through (J) of this SECTION 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; PROVIDED, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in CLAUSES (A) through (C) of this SECTION 12.3 may be changed only with the prior written consent of the Agent.

      12.4  RELATIONS AMONG LENDERS.

      (a) Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the second sentence of CLAUSE
(B) below, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

      (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to SECTION 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations

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under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3 hereof. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      13.2  PARTICIPATIONS.

      (A) PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this
SECTION 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate of a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

      (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which requires the consent of all of the affected Lenders pursuant to the terms of SECTION 9.3.

      (C) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided

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in SECTION 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 12.2 as if each Participant were a Lender.

      13.3  ASSIGNMENTS.

      (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be effected through an Assignment Agreement substantially in the form of EXHIBIT A hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves Loans and Commitments in an aggregate amount of at least $5,000,000. The consent of the Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Notwithstanding the foregoing, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder.

      (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT A hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 13.3(a) hereof, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3(b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment.

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      (C) THE REGISTER. The Agent shall maintain at its address referred to in
SECTION 14.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this SECTION 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      13.4 CONFIDENTIALITY. Subject to SECTION 13.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this SECTION 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; PROVIDED, HOWEVER, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

      13.5 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries and the Collateral; PROVIDED that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 13.4 the confidentiality of any confidential information described therein.

ARTICLE XIV:  NOTICES

      14.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.11 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

      14.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

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ARTICLE XV:  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

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      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the Effective Date.

                                    METALS USA, INC., as the Borrower

                                    By:/s/  KEITH E. ST. CLAIR
                                      Name: Keith E. St. Claire
                                      Title: Vice President and Treasurer

                                    Address:
                                    3 Riverway
                                    Suite 600
                                    Houston, TX  77056

                                    Attention: Chief Financial Officer
                                    Telephone No.: 713/965-0990
                                    Facsimile No.: 713/965-0067

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as Agent and as a Lender

                                    By:/s/   BRIAN J. ZIMMER
                                       Name: Brian J. Zimmer
                                       Title:  Authorized Agent

                                    Address:
                                    One First National Plaza
                                    Suite 0324
                                    Chicago, Illinois  60670-0324
                                    Attention:  Cory M. Olson
                                    Telephone No.:  312/732-1706
                                    Facsimile No.:  312/732-2991

Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    BANKERS TRUST COMPANY, as a Lender

                                    By:/s/   MARY JO JOLLY
                                       Name: Mary Jo Jolly
                                       Title: Assistant Vice President

                                    Address:
                                    One Bankers Trust Plaza, 14th Floor
                                    New York, New York 10006
                                    Attention: Hsing Huang
                                    Telephone No.: 212/250-2431
                                    Facsimile No.: 212/250-6029

                                    With a copy to:

                                    300 South Grand Avenue, 41st Floor
                                    Los Angeles, CA 90071
                                    Attn: Wade T. Winter


Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as a Lender

                                    By:/s/    PAUL A. O'MARA
                                       Name:  Paul A. O'Mara
                                       Title: Senior Vice President

                                    Address:
                                    231 South LaSalle Street, 6th Floor
                                    Chicago, IL 60697
                                    Attention: June Courtney
                                    Telephone No.: 312/828-3961
                                    Facsimile No.: 312/974-2109



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    BANK ONE, TEXAS, N.A., as a Lender

                                    By:/s/   JEFFREY T. STADLER
                                       Name: Jeffrey T. Stadler
                                       Title:  Vice President

                                    Address:
                                    910 Travis
                                    Houston, TX  77002-5860
                                    Attention:  Jeffrey Stadler
                                    Telephone No.:  713/751-6232
                                    Facsimile No.:  713/751-6199



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    CHASE BANK OF TEXAS, N.A., as a Lender

                                    By:/s/    MICHAEL ONDRUCH
                                       Name:  Michael Ondruch
                                       Title:  Vice President

                                    Address:
                                    712 Main Street, 5-CBBE-78
                                    Houston, TX  77002
                                    Attention:  Michael Ondruch
                                    Telephone No.:  713/216-5324
                                    Facsimile No.:  713/216-6004



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    GUARANTY FEDERAL BANK, F.S.B.,
                                      as a Lender

                                    By:/s/    KEVIN J. HANIGAN
                                       Name:  Kevin J. Hanigan
                                       Title:  Vice President

                                    Address:
                                    333 Clay Street, Suite 4430
                                    Houston, TX  77002
                                    Attention: Kevin J. Hanigan
                                    Telephone No.:  713/759-1576
                                    Facsimile No.:  713/759-0765



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    NATIONSBANK OF TEXAS, N.A., as a Lender

                                    By:/s/    JOHN J. O'NEILL
                                       Name:  John J. O'Neill
                                       Title: Senior Vice President

                                    Address:
                                    700 Louisiana Street
                                    Houston, TX  77002
                                    Attention: John J. O'Neill
                                    Telephone No.:  713/247-6679
                                    Facsimile No.:  713/247-6360



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    PNC BANK, NATIONAL ASSOCIATION, as a
                                    Lender

                                    By:/s/    LYNN KONCZ
                                       Name:  Lynn Koncz
                                       Title:  Vice President

                                    Address:
                                    249 Fifth Avenue, 2nd Floor
                                    Pittsburgh, PA  15222
                                    Attention:  Lynn Koncz
                                    Telephone No.:  412/762-3207
                                    Facsimile No.:  412/762-7986



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    SOUTHTRUST BANK, NATIONAL
                                    ASSOCIATION, as a Lender

                                    By:/s/    ALLAN P. CAUSEY
                                       Name:  Allan P. Causey
                                       Title:  Vice President

                                    Address:
                                    420 North 20th Street
                                    Birmingham, AL  35203
                                    Attention: Allan P. Causey
                                    Telephone No.:  205/254-5972
                                    Facsimile No.:  205/254-5022



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender

                                    By: /s/ CORINNE HEYNING
                                        Name:
                                        Title:

                                    Address:
                                    445 South Figueroa Street, 16th Floor
                                    Los Angeles, CA 90071
                                    Attention: Corinne Heyning
                                    Telephone No.: 213/236-6566
                                    Facsimile No.: 213/236-7636



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    WACHOVIA BANK, N.A., as a Lender

                                    By:/s/    STEVEN M. TAKEI
                                       Name:  Steven M. Takei
                                       Title: Senior Vice President

                                    Address:
                                    191 Peachtree N.E.
                                    Atlanta, GA  30303
                                    Attention:  Steven M. Takei
                                    Telephone No.: 404/332-4251
                                    Facsimile No.:  404/332-6898



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy

                                    WELLS FARGO BANK (TEXAS),

                                    NATIONAL ASSOCIATION, as a Lender

                                    By:/s/   JONATHAN C. HOMEYER
                                       Name: Jonathan C. Homeyer
                                       Title:  Vice President

                                    Address:
                                    1000 Louisiana, 3rd Floor
                                    Houston, TX  77002
                                    Attention: Jonathan C. Homeyer
                                    Telephone No.:  713/250-4833
                                    Facsimile No.:  713/250-7041



Signature Page to Metals USA, Inc.
Credit Agreement dated as of February 11, 1998

                                                         397909 Execution Copy